SUNEDISON REPORTS THIRD QUARTER 2015
RESULTS

Maryland Heights, Mo., Nov. 10, 2015 - /PRNewswire/ -- SunEdison, Inc. (NYSE: SUNE), the largest global renewable energy development company, today announced financial results for the 2015 third quarter.

Quarterly Review:

•	SunEdison Development: Continued Organic Execution

•	Record 640 MW delivered Q3 vs. guidance of 540-600 MW; up 343 MW year-over-year

•	2.9 GW of projects under construction, up 1.0 GW quarter-over-quarter

•	7.9 GW Pipeline and 5.5 GW Backlog, 0.4 GW of pipeline additions

•	Business Optimization: Reflection of Current Yieldco Conditions

•	Streamlined organization and global footprint

•	Opex improvements via economies of scale

•	TerraForm Power: Delivering Quarterly Execution

•	$71 million Q3 cash available for distribution, up 9% quarter-over-quarter

•	Raised dividend to $0.35 per share, $1.40 annualized

•	TerraForm Global: Operating Fleet of 677 MW at Quarter End

•	$24 million Q3 cash available for distribution

•	Dividend of $0.17 per share ($0.275 prorated for partial quarter, $1.10 annualized)

"During the third quarter, we continued our track record of execution within the development business by delivering over 600 MW, more than double versus the prior year.," said Ahmad Chatila, SunEdison chief executive officer.  "In addition, we made the difficult, but necessary decision to optimize our organization in the face of the current market conditions within the yieldco space. These changes will not only set up the business for long-term success, but also should position the development business to generate positive cash flow in mid 2016.”

Key Operating Metrics	3Q 2015 Guidance	3Q 2015 Actual
Annualized Unlevered CAFD for Retained MW ($M)[1]	75-85	81
Delivered MW	540-600	640
Retained MW1	490-530	534
3rd Party Sales MW1	50-70	106
[1] Defined in Supplemental Definitions

Overview

We develop, finance, install, sell, own and operate wind and solar power plants, delivering predictably priced electricity to our residential, commercial, government and utility customers. In addition, we manufacture advanced renewable energy materials and technologies. The following discussion and analysis of SunEdison includes the consolidated results of TerraForm Power, Inc. ("TERP") and TerraForm Global, Inc. ("GLBL"), which are separate SEC registrants. Effective August 5, 2015, as a result of management reorganization effective upon the completion of the initial public offering of GLBL, we identified TerraForm Global as a new reportable segment. The results of TERP and GLBL are reported as our TerraForm Power and TerraForm Global reportable segments. The remainder of SunEdison's activities are reported in our Renewable Energy Development segment. On July 1, 2015, we effectively liquidated our investment in SunEdison Semiconductor. The Semiconductor Materials segment is no longer considered a reportable segment and we have reported the historical results of operations and financial position of SunEdison Semiconductor as discontinued operations in the condensed consolidated financial statements for all periods presented.
Renewable Energy Development - Operating Metrics

Pipeline Summary (MW)	3Q'15	2Q'15	3Q'14	Qtr/Qtr			Yr/Yr
Pipeline [1]	7,897	8,117	2,690	(220)	or	(3)%	5,207	or	194%
Backlog [2]	5,453	5,598	1,223	(145)	or	(3)%	4,230	or	346%
Construction	2,884	1,853	610	1,031	or	56%	2,274	or	373%
Pipeline Additions [3]	420	1,002
Note: Table unaudited
(1) Includes Backlog and Construction
(2) Includes Construction
(3) Net additions

Renewable Energy Development ended the quarter with a project pipeline of 7.9 gigawatt (GW), down 220 MW quarter-over-quarter but up 5.2 GW year-over-year. Net additions to pipeline projects were 420 MW. Under construction projects for the quarter was a record 2.9 GW, up 1.0 GW quarter-over-quarter and 2.3 GW year-over-year.

57.0 GW of Market Opportunities
GW	34.7	14.4	2.4	5.5
Stage	Leads	Qualified Leads	Pipeline Ex. Backlog	Backlog
Conversion %[1]	10.0%	40.0%	60.0%	90.0%
[1] The percentages noted above are the historic rates at which projects in each stage have converted to completed projects
Renewable Energy Development ended the quarter with leads, qualified leads and pipeline totaling 57.0 GW of opportunities. Based on historical conversion rates, these combined leads, qualified leads, pipeline and backlog are forecasted to convert into 15.6 GW of completed projects and $2.3 billion of Gross Annualized Unlevered CAFD from completed projects.
TerraForm Power
TerraForm Power reported adjusted revenue of $153 million, adjusted EBITDA of $126 million, and CAFD of $71 million in the third quarter.  TerraForm Power announced that its board of directors declared a third quarter dividend for TerraForm Power’s Class A common stock of $0.35 per share, or $1.40 per share on an annualized basis. The cash distribution received by SunEdison on its class B units in TerraForm Power, LLC will be $21 million.

During the third quarter, TerraForm Power acquired 34 MW of contracted solar power plants from SunEdison located in the United States. All of these power plants were on TerraForm Power's call right list, which is comprised of SunEdison projects which TerraForm Power has the exclusive right to purchase upon completion.
TerraForm Global
TerraForm Global reported revenue of $29 million, adjusted EBITDA of $24 million, and CAFD of $24 million in the third quarter. TerraForm Global today announced that its board of directors declared a third quarter dividend for TerraForm Global’s Class A common stock of $0.1704 per share, equal to $0.275 on a full quarter basis before proration for the August 5th IPO close date, or $1.10 per share on an annualized basis. The cash distribution received by SunEdison on its class B units in TerraForm Global, LLC will be $0 million.
Outlook
The company has provided the following key metrics for the fourth quarter and full year 2015. The company expects the following, assuming no significant worldwide economic issues or other material events in these periods.

Key Metrics	4Q'15 Outlook	FY 2015 Outlook
Unlevered Annualized CAFD for Retained MW ($M)	80 to 90	261 to 271
Total MW	833 to 933	2,150 to 2,250
Retained MW	515 to 590	1,610 to 1,685
3rd Party Sales MW	318 to 343	540 to 565
Conference Call
SunEdison will host a conference call today, Nov. 10, 2015, at 8:30 a.m. ET to discuss the company’s 2015 third quarter results and related business matters. A live webcast will be available on the company’s web site at investors.sunedison.com. The call-in number for the U.S. and Canada is (800) 230-1074, and the international call-in number is (612) 234-9960. Callers may join by referencing “SunEdison,” or the conference code 373037. A copy of the slide presentation related to the conference call will be posted on the company's web site prior to the start of the call.
Telephone replays will be available starting two hours after the call ends. The U.S. and Canada number for replays is (800) 475-6701, and the international number is (320) 365-3844. The access code is 373037. A replay will also be available on the company's web site at investors.sunedison.com.
About SunEdison
SunEdison is the largest global renewable energy development company and is transforming the way energy is generated, distributed, and owned around the world. The company develops, finances, installs, owns and operates renewable power plants, delivering predictably priced electricity to its residential, commercial, government and utility customers. SunEdison is one of the world’s largest renewable energy asset managers and provides customers with asset management, operations and maintenance, monitoring and reporting services. Corporate headquarters are in the United States with additional offices and technology manufacturing around the world. SunEdison's common stock is listed on the New York Stock Exchange under the symbol "SUNE." To learn more visit www.SunEdison.com.
Forward-Looking Statements
This communication may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variation of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that SunEdison expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide SunEdison’s current expectations or predictions of future conditions, events or results and speak only as of the date they are made. Although SunEdison believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, delays or unexpected costs during the completion of projects under construction; regulatory requirements and incentives for production of renewable and solar power; operating and financial restrictions under agreements governing indebtedness; the condition of capital markets and our ability to borrow additional funds and access capital markets; the ability to compete against traditional and renewable energy companies; challenges inherent in constructing and maintaining renewable energy projects; the success of ongoing research and development efforts; the ability to successfully integrate the businesses of acquired companies and realize the benefits of such acquisitions; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations. Many of these factors are beyond SunEdison’s control.

SunEdison disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in SunEdison’s Form 10-K for the fiscal year ended December 31, 2014, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Contacts:
Investors/Analysts:
R. Phelps Morris
Vice President, Investor Relations
(314) 770-7325
pmorris@sunedison.com

Kurt S. Wittenauer
Senior Manager, Investor Relations
(314) 770-7450
kwittenauer@sunedison.com

-tables to follow-

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions; except per share data)

	Three Months Ended,		Nine Months Ended,
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net sales	$476	$469	$1,254	$1,241
Cost of goods sold	365	428	1,006	1,157
Gross profit	111	41	248	84
Operating expenses:
General and administrative	296	126	753	327
Restructuring charges	27	—	80	14
Long-lived asset impairment charges	38	42	55	42
Operating loss	(250)	(127)	(640)	(299)
Non-operating expense (income):
Interest expense	214	107	516	267
Interest income	(2)	(3)	(16)	(12)
Loss on early extinguishment of debt, net	1	—	85	—
Loss on convertible notes derivatives, net	—	—	—	499
Gain on previously held equity investments	(45)	—	(45)	(146)
Other, net	(51)	9	(53)	19
Total non-operating expense	117	113	487	627
Loss from continuing operations before income tax benefit and equity in earnings (loss) of equity method investments	(367)	(240)	(1,127)	(926)
Income tax benefit	(35)	(2)	(246)	(12)
Loss from continuing operations before equity in earnings (loss) of equity method investments	(332)	(238)	(881)	(914)
Equity in earnings (loss) of equity method investments, net of tax	1	—	(11)	10
Loss from continuing operations	(331)	(238)	(892)	(904)
Income (loss) from discontinued operations, net of tax	3	(79)	(116)	(81)
Net loss	(328)	(317)	(1,008)	(985)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	44	34	89	46
Net loss attributable to SunEdison stockholders	$(284)	$(283)	$(919)	$(939)

Amounts attributable to SunEdison stockholders:
Loss from continuing operations	$(287)	$(204)	$(801)	$(858)
Income (loss) from discontinued operations	3	(79)	(118)	(81)
Net loss attributable to SunEdison stockholders	$(284)	$(283)	$(919)	$(939)

Basic and diluted (loss) income per share:
Continuing operations	$(0.92)	$(0.77)	$(2.73)	$(3.21)
Discontinued operations	0.01	(0.29)	(0.40)	(0.30)
Total loss per share	$(0.91)	$(1.06)	$(3.13)	$(3.51)

Weighted-average shares used in computing basic and diluted loss per share	316	270	295	268

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	2,393	856
Cash committed for construction projects	697	131
Current portion of restricted cash	367	156
Accounts receivable, net	448	373
Prepaid and other current assets	1,080	908
Current assets held for sale	800	—
Current assets of discontinued operations	—	364
Total current assets	5,785	2,788
Investments	156	149
Property, plant and equipment, net:
Renewable energy systems	10,201	5,336
Other property, plant and equipment	1,158	1,140
Restricted cash	265	115
Goodwill	511	73
Other intangible assets	1,490	586
Other assets	1,148	627
Non-current assets of discontinued operations	—	686
Total assets	$20,714	$11,500

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and short-term borrowings	1,905	1,078
Accounts payable	1,105	1,098
Accrued and other current liabilities	950	660
Current portion of deferred revenue	69	92
Current portion of contingent consideration liabilities	449	26
Current liabilities held for sale	652	—
Current liabilities of discontinued operations	—	192
Total current liabilities	5,130	3,146
Long-term debt, less current portion	9,767	5,915
Deferred revenue, less current portion	603	204
Contingent consideration liabilities, less current portion	86	17
Other liabilities	555	442
Non-current liabilities of discontinued operations	—	291
Total liabilities	16,141	10,015
Redeemable noncontrolling interests	69	—
Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	3,792	1,698
Accumulated deficit	(2,267)	(1,348)
Accumulated other comprehensive loss	(48)	(111)
Treasury stock	(78)	(9)
Total SunEdison stockholders’ equity	1,402	233
Noncontrolling interests	3,102	1,252
Total stockholders’ equity	4,504	1,485
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$20,714	$11,500

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended,		Nine Months Ended,
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net loss	(328)	(318)	(1,008)	(985)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	125	107	331	261
Stock-based compensation	25	14	62	28
Deferred tax benefit	2	1	(217)	(41)
Deferred revenue	(8)	(2)	(47)	(142)
Restructuring charges	27	—	80	—
Long-lived asset impairment charges	38	100	55	100
Loss/(gain) on sale of equity interests in SSL	(3)	—	120	—
Loss on convertible notes derivatives, net	—	—	—	499
Loss on early extinguishment of debt, net	1	—	85	—
Gain on previously held equity investment	—	—	—	(146)
Other non-cash	(10)	(26)	9	(13)
Changes in operating assets and liabilities:
Accounts receivable	(80)	(21)	16	22
Prepaid and other current assets	34	(63)	(108)	(167)
Accounts payable	198	(59)	(182)	(165)
Deferred revenue for renewable energy systems	30	21	66	180
Accrued liabilities	(91)	76	34	114
Other assets and liabilities	(165)	(106)	(432)	(115)
Net cash used in operating activities	(205)	(276)	(1,136)	(570)
Cash flows from investing activities:
Capital expenditures	(66)	(87)	(193)	(182)
Construction of renewable energy systems	(750)	(376)	(1,619)	(1,028)
Proceeds from sale of equity interests in SSL	184	—	372	—
Purchases of cost and equity method investments, net of proceeds	45	6	22	(41)
Change in restricted cash	(67)	3	(122)	(46)
Change in cash committed for construction projects	6	59	(570)	142
Cash paid for acquisitions, net of cash acquired	(175)	(159)	(2,356)	(415)
Other	(139)	(3)	(166)	(3)
Net cash used in investing activities	(962)	(557)	(4,632)	(1,573)
Cash flows from financing activities:
Proceeds from short-term and long-term debt	2,043	719	7,303	2,618
Principal payments on short-term and long-term debt	(898)	(558)	(2,435)	(832)
Payments for capped call option	—	—	(161)	—
Proceeds from (payments for) note hedge	—	—	635	(174)
(Payments for) proceeds from warrant transactions	—	—	(632)	124
Proceeds from TerraForm Power and Global equity offerings	657	592	1,715	592
Proceeds from SSL IPO and private placement transactions	—		—	185
Proceeds from preferred stock offering	626	—	626	—
Contributions from noncontrolling interests, net	100	9	769	33
Cash paid for contingent consideration for acquisitions	(4)	(2)	(13)	(4)
Debt financing fees	(70)	(31)	(249)	(122)
Change in restricted cash	(152)	—	(152)	—
Dividends paid by TerraForm Power	(27)	—	(61)	—
Other	(2)	2	(57)	1
Net cash provided by financing activities	2,273	731	7,288	2,421
Effect of exchange rate changes on cash and cash equivalents	(7)	(12)	(8)	(11)
Net increase in cash and cash equivalents	1,099	(114)	1,512	267
Cash (used in) provided by discontinued operations	—	(13)	(25)	62
Net change in cash and cash equivalents from continuing operations	1,099	(101)	1,537	205
Cash and cash equivalents at beginning of period	1,294	839	856	533
Cash and cash equivalents at end of period	$2,393	$738	$2,393	$738

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION
(In millions)

Supplemental Debt Schedule	Weighted Average Annual Interest Rate	As of September 30, 2015	As of December 31, 2014
In millions
Renewable Energy Development segment debt:
Convertible senior notes, net of discounts	2.05%	$1,862	$1,346
Margin loan	6.25%	404	—
Exchangeable notes	3.75%	336	—
System pre-construction, construction and term debt	8.64%	54	8
Financing leaseback obligations	—%	—	32
Other credit facilities	4.96%	388	215
Total recourse to SunEdison, Inc.		3,044	1,601
SMP Ltd. credit facilities	5.40%	334	355
First Reserve warehouse term loan	5.25%	465	—
TerraForm Private warehouse term loan	5.00%	280	—
System pre-construction, construction and term debt	4.55%	2,011	1,352
Financing leaseback obligations	4.59%	1,468	1,372
Other credit facilities	3.77%	282	149
Total non-recourse to SunEdison, Inc.		4,840	3,228
Total Renewable Energy Development segment debt		7,884	4,829
TerraForm Power segment debt(a):
Senior notes, net of discounts	5.94%	1,250	—
Term loan facility	—%	—	574
Total recourse to TerraForm Power, Inc.		1,250	574
Other system financing transactions	5.22%	1,298	1,024
Total non-recourse to TerraForm Power, Inc.		1,298	1,024
Total TerraForm Power segment debt		2,548	1,598
TerraForm Global segment debt(a):
GLBL acquisition facility	—%	—	150
Senior notes	9.75%	800	—
Total recourse to TerraForm Global, Inc.		800	150
Other system financing transactions	12.15%	440	416
Total non-recourse to TerraForm Global, Inc.		440	416
Total TerraForm Global segment debt		1,240	566
Total debt outstanding		$11,672	$6,993
___________________________
(a) Non-recourse to SunEdison

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION
(In millions)

Supplemental Revenue Schedule	Three Months Ended,
In millions	September 30, 2015	September 30, 2014
Previously deferred GAAP revenue recognized due to the expiration of guarantees related to the sale of renewable energy systems(1)	$1	$4
Revenue from our sale-leaseback transactions accounted for as financings(2)	22	22
(1) On certain direct sales of renewable energy systems we are required to defer profit up to the amount of our maximum exposure for power warranties, system uptime guarantees and breach of contract provisions offered to the direct sale customers, as these contract provisions are considered continuing involvement by us in the sold renewable energy systems. This revenue is not recognized in the period in which the sale occurred under GAAP real estate accounting rules because the renewable energy systems are considered integral to the real estate on which they were built. Absent real estate accounting requirements, deferred revenues related to continuing involvement would be recognized under GAAP during the reporting period because we have historically experienced minimal losses related to these guarantees.
(2) For our sale-leaseback transactions accounted for as financings, we received cash at the transaction date for the legal sale of the solar energy system to the purchaser that was not recognized as revenue under GAAP real estate accounting rules due to the system being considered integral to the land or building on which it resides and because we have continuing involvement with the system through a purchase option. Instead, revenue from our sale-leaseback transactions is recognized through the sale of electricity and energy credits which are generated as energy is produced. Upon termination of the related lease through the non-cash extinguishment of the debt offset by any remaining net book value of the solar energy system asset, we will recognize a system development margin equal to the difference between (a) the cash proceeds from our financing partners in sale-leaseback transactions considered financings and (b) our total costs to construct the solar energy systems sold under the sale-leaseback transactions.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR THE RESULTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2015
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	TerraForm Global	Consolidating Adjustments
Net sales	$476	$293	$163	$29	$(9)	(1)
Cost of goods sold	365	294	69	11	(9)	(1)
Gross profit	111	(1)	94	18	—
Operating expenses:
General and administrative	296	244	30	22	—
Restructuring charges	27	27	—	—	—
Long-lived asset impairment charges	38	38	—	—
Operating loss	(250)	(310)	64	(4)	—
Non-operating expense (income):					—
Interest expense	214	125	49	40	—
Interest income	(2)	(1)	—	(1)	—
Loss on early extinguishment of debt, net	1	(1)	—	2	—
Gain on previously held equity investment	(45)	(45)	—	—	—
Other, net	(51)	(100)	11	38	—
Total non-operating expense	117	(22)	60	79	—
(Loss) income from continuing operations before income tax (benefit) expense and equity in earnings (loss) of equity method investments	(367)	(288)	4	(83)	—
Income tax (benefit) expense	(35)	(37)	2	—	—
(Loss) income from continuing operations before equity in earnings of equity method investments	(332)	(251)	2	(83)	—
Equity in earnings of equity method investments, net of tax	1	1	—	—	—
(Loss) income from continuing operations	(331)	(250)	2	(83)	—
Income from discontinued operations, net of tax	3	—	—	—	3	(2)
Net (loss) income	(328)	(250)	2	(83)	3
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	44
Net loss attributable to SunEdison stockholders	$(284)
__________________________

(1)	Adjustment represents the elimination of net sales, cost of goods sold and intercompany profit in inventory related to intercompany sales transactions.

(2)	Adjustment represents the $3 million gain from the sale of our remaining equity interest in SunEdison Semiconductor Ltd. on July 1, 2015.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR THE RESULTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	TerraForm Global	Consolidating Adjustments
Net sales	$1,254	$842	$364	$73	$(25)	(1)
Cost of goods sold	1,006	813	195	23	(25)	(1)
Gross profit	248	29	169	50	—
Operating expenses:
General and administrative	753	626	77	50	—
Restructuring charges	80	80	—	—	—
Long-lived asset impairment charges	55	55	—	—	—
Operating loss	(640)	(732)	92	—	—
Non-operating expense (income):
Interest expense	516	309	122	85	—
Interest income	(16)	(15)	—	(1)	—
Loss on early extinguishment of debt, net	85	74	9	2	—
Gain on previously held equity investment	(45)	(45)	—	—	—
Other, net	(53)	(94)	11	30	—
Total non-operating expense	487	229	142	116	—
Loss from continuing operations before income tax (benefit) expense and equity in loss of equity method investments	(1,127)	(961)	(50)	(116)	—
Income tax (benefit) expense	(246)	(250)	3	1	—
Loss from continuing operations before equity in loss of equity method investments	(881)	(711)	(53)	(117)	—
Equity in loss of equity method investments, net of tax	(11)	(11)	—	—	—
Loss from continuing operations	(892)	(722)	(53)	(117)	—
Loss from discontinued operations, net of tax	(116)	—	—	—	(116)	(2)
Net loss	(1,008)	(722)	(53)	(117)	(116)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	89
Net loss attributable to SunEdison stockholders	$(919)
__________________________

(1)	Adjustment represents the elimination of net sales, cost of goods sold and intercompany profit in inventory related to intercompany sales transactions.

(2)
Adjustment represents $4 million in net income from SunEdison Semiconductor Ltd. ("SSL") prior to the disposal of our controlling interest on January 20, 2015, a loss associated with the January 20, 2015 disposal of SSL shares of $123 million and a gain associated with the July 1, 2015 disposal of SSL shares of $3 million.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR CASH FLOW
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2015
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power	TerraForm Global	Discontinued Operations
Net (loss) income	$(328)	$(250)	$2	$(83)	$3

Net cash (used in) provided by operating activities	(205)	(246)	70	(29)	—
Net cash used in investing activities	(962)	(613)	(103)	(246)	—
Net cash provided by financing activities	2,273	1,278	279	716	—
Effect of exchange rate changes on cash and cash equivalents	(7)	(6)	(1)	—	—
Net decrease in cash and cash equivalents	1,099	413	245	441	—
Cash used by discontinued operations	—	—	—	—	—
Net change in cash and cash equivalents from continuing operations	1,099	413	245	441	—
Cash and cash equivalents at beginning of period	1,294	235	391	668
Cash and cash equivalents at end of period	$2,393	$648	$636	$1,109

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION FOR CASH FLOW
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
(In millions)

		Supplemental Consolidating Data
	Consolidated	Renewable Energy Development	TerraForm Power(1)	TerraForm Global	Discontinued Operations
Net loss	$(1,008)	$(722)	$(53)	$(117)	$(116)

Net cash (used in) provided by operating activities	(1,136)	(1,227)	105	(13)	(1)
Net cash used in investing activities	(4,632)	(2,640)	(1,479)	(490)	(23)
Net cash provided by financing activities	7,288	4,283	1,543	1,462	—
Effect of exchange rate changes on cash and cash equivalents	(8)	(6)	(1)	—	(1)
Net decrease in cash and cash equivalents	1,512	410	168	959	(25)
Cash used by discontinued operations	(25)	—	—	—	(25)
Net change in cash and cash equivalents from continuing operations	1,537	410	168	959	—
Cash and cash equivalents at beginning of period	856	238	468	150
Cash and cash equivalents at end of period	$2,393	$648	$636	$1,109
_________________________

(1)
TerraForm Power reflects amounts that have been recast for activity associated with assets and liabilities contributed by SunEdison in accordance with rules applicable to transactions between entities under common control.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL SCHEDULES
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015
(In millions)

Supplemental Schedule of Dividends and IDRs paid to the Parent	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Dividends paid to the Parent by TERP	$20	$37
IDRs paid to the Parent by TERP	—	—
Dividends paid to the Parent by GLBL	—	—
IDRs paid to the Parent by GLBL	—	—
Total dividends and IDRs paid to the Parent	$20	$37

Supplemental Interest Expense Schedule	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Interest expense on long-term debt with recourse to SunEdison, Inc.	$35	$85
TerraForm Power segment interest expense	49	122
TerraForm Global segment interest expense	40	85
Warehouse interest expense	11	11
Financing leaseback interest expense	16	48
Non-cash interest expense (excluding TerraForm Power and TerraForm Global)	63	165
Total interest expense	$214	$516

Supplemental Definitions
Adjusted EBITDA: A supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider indicative of future operating performance. This measurement, which is used by TerraForm Power, Inc. and TerraForm Global, Inc., is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes and for analysis of performance. See the detailed definition and reconciliation of this non-GAAP measure in the respective press releases issued by TerraForm Power and TerraForm Global and furnished by them in their respective Form 8-Ks.

Adjusted Revenue: This measurement, which is used by TerraForm Power, Inc., is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income.  We define Adjusted Revenue as operating revenues, net adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable revenue contracts and other non-cash items. We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. Adjusted Revenue is a non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget. See the detailed definition and reconciliation of this non-GAAP measure in the press release issued by TerraForm Power and furnished in its Form 8-K.
Backlog: A project that qualifies for pipeline that has an associated executed PPA, other executed off-take agreement, such as a feed-in-tariff, or an un-executed, alternative energy off-take agreement (i.e. hedge) in advanced stages of negotiation and in a liquid market where the off-take agreement is readily available.
Cash Available for Distribution (CAFD): Net cash provided by operating activities as adjusted for certain other cash flow items that we associate with our operations. CAFD is a supplemental non-GAAP measure used by TerraForm Power, Inc and TerraForm Global, Inc. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, cash available for distribution is used by our management team for internal planning purposes and for analysis of performance. See the detailed definition and reconciliation of this non-GAAP measure in the respective press releases issued by TerraForm Power and TerraForm Global and furnished by them in their respective Form 8-Ks.
Delivered MW: The aggregate of Retained MW and 3rd Party Sales MW for the period.
Gross Annualized Unlevered CAFD: 12 months of post-completion project operating cash flow, calculated as project revenue, inclusive of cash received directly or indirectly due to governmental incentive programs (including but not limited to feed-in-tariffs, and sale or allocation of solar renewable energy credits, production tax credits, etc.), less project operating expenses but prior to interest payments for project level debt and payments to tax equity investors. Gross Annualized Unlevered CAFD is an operational measure that is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. We believe Gross Annualized Unlevered CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, Gross Annualized Unlevered CAFD is used by our management team for internal planning purposes and for analysis of performance.
Lead: An early stage project for which a potential customer or offtake has been identified.
MW: All references to watts (e.g., Megawatts, Gigawatts, MW, GW, etc.) refer to measurements of direct current, or “DC,” with respect to solar generation assets, and measurements of alternating current, or “AC,” with respect to wind generation assets. Represents the nameplate production capacity. Nameplate capacity for solar projects represents the maximum generating capacity at standard test conditions of a facility. Nameplate capacity for wind facilities represents the manufacturer’s maximum nameplate generating capacity of each turbine multiplied by the number of turbines at a facility.

Pipeline: A project with either a signed or awarded PPA or other energy offtake agreement or that has achieved each of the following three items: a) site control, b) an identified interconnection point with an estimate of the interconnection costs, and c) a determination that there is a reasonable likelihood that an energy offtake agreement will be signed.
Qualified Lead: A project with an identified customer or offtake and more clearly identified characteristics including but not limited to governmental program qualification and interconnection point.
Retained MW: Represents the number of MW for completed projects and percentage of completion for projects under construction during that period that are associated with the expected receipt of ongoing cash flow due to control or contract with SunEdison, a subsidiary, or affiliate.
Retained Annualized Unlevered CAFD:  Gross Annualized Unlevered CAFD associated with Retained MW. Retained Annualized Unlevered CAFD is an operational measure that is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. We believe Retained Annualized Unlevered CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, Retained Annualized Unlevered CAFD is used by our management team for internal planning purposes and for analysis of performance.
TERP Drops: Represents the number of MW for completed and operational projects that were dropped down to TerraForm during the period.
3rd Party Sales MW: Represents the number of MW for completed projects and percentage of completion for projects under construction during the period that will be sold to third parties. Also included are cash sales through channel partners including installations, kits, modules, solar water pumps, and other residential and small commercial equipment and system sales.
Under Construction: A project within pipeline and backlog, in various stages of completion, which is not yet operational.